UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 9, 2008

Meade Instruments Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6001 Oak Canyon, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(949) 451-1450

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On April 9, 2008, Meade Instruments Corp., a Delaware corporation (the “Company”) entered into a Thirteenth Amendment to the Amended and Restated Credit Agreement dated as of October 25, 2002 (the “Thirteenth Amendment”) among Bank of America, N.A. (the “Lender”), the Company, Simmons Outdoor Corp. and Coronado Instruments, Inc.  The Thirteenth Amendment modifies the limit and language around inter-company debt between the Company and its European subsidiary.

A copy of the Thirteenth Amendment is attached hereto as Exhibit 10.102.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Exhibit Title or Description

10.102

Thirteenth Amendment to Amended and Restated Credit Agreement dated as of April 9, 2008 by and among Bank of America, N.A., Meade Instruments Corp., Simmons Outdoor Corp. and Coronado Instruments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2008	MEADE INSTRUMENTS CORP.
(Registrant)

	By:	/s/ Paul E. Ross
Senior Vice President – Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

10.102

Thirteenth Amendment to Amended and Restated Credit Agreement dated as of April 9, 2008 by and among Bank of America, N.A., Meade Instruments Corp., Simmons Outdoor Corp. and Coronado Instruments, Inc.